As filed with the Securities and Exchange Commission on June 12, 2007

                      Registration No.  __________________


                United States Securities and Exchange Commission
                             Washington, D.C. 20549

                        Post - Effective Amendment No. 2

                                    Form S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                           Proton Laboratories, Inc.
             (Exact Name of Registrant as specified in its charter)

             Washington                                      91-2022700
   (State or Other Jurisdiction of                       (I.R.S. Employer
    Incorporation or Organization)                    Identification Number)

                           Proton Laboratories, Inc.
               1135 Atlantic Avenue, Suite 101, Alameda, CA 94501
                           Alameda, California 94501
                             voice: (510) 865-6412
                              fax: (510) 865-9385
        (Address and telephone number of principal executive offices and principal place of business)

                   April 18,2007 Stock and Stock Option Plan
                            (Full Title of the Plan)

            Edward Alexander, Chief Executive Officer and President
               1135 Atlantic Avenue, Suite 101, Alameda, CA 94501
                           Alameda, California 94501
                             voice: (510) 865-6412
                              fax: (510) 865-9385

     This amendment is provided to the S-8 Registration Statement filed on May 16, 2007 for Proton Laboratories, Inc. for 4,200,000 shares of voting common stock of the Company ("Initial Filing"). This amendment is provided solely to clarify that the only reason for the Post-Effective Amendment filed on May 21, 2007 ("First Post-Effective Amendment") was to update the Initial Filing to reflect reference to the Company's 10-Q filed on May 17, 2007 and to provide updated auditor and attorney letters to this regard. The Company attempted to file the Initial Filing on May 15, 2007. However its Edgar filer did not make the filing until May 16, 2007. The Company's auditor then advised that the financial statements referenced in the Initial Filing were "stale" in light of the Company's pending first quarter 10-Q filing. To rectify the situation, the Company's auditor and its attorney provided updated opinion letters following the filing of the Company's 10-Q on May 17th, 2007 and the first Post -Effective Amendment was filed on May 21, 2007 to reflect these letters and to make reference to the newly filed 10-Q. No other substantive change was made to the amendment, save for updated officer signatures. No sales have been made pursuant to this registration prior to the filing of this Second Post-Effective Amendment. A letter from the Company's counsel confirming the contents of this Amendmentis attached in Exhibit 99.


Item 8.     Exhibits.

     Exhibit Number          Exhibit Name

          99.1           Letter from Counsel.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Proton Laboratories, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alameda, State of California, on June 11, 2007.

                                        Proton Laboratories, Inc.


                                        /s/  Edward Alexander
                                        Edward Alexander
                                        Director, Chief Executive Officer and
                                        Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                         Date
--------------------------------------------------------------------------------

/s/ Edward Alexander          Director, Chief Executive          June 12, 2007
Edward Alexander              Officer and Chief Financial
                              Officer